Exhibit 16


                      (Deloitte & Touche Letterhead)


  August 10, 1998


  Securities and Exchange Commission
  Mail Stop 9-5
  450 Fifth Street, N.W.
  Washington, DC 20549

  Dear Sirs/Madams:

  We have read and agree with the comments in Item 4(a) of Form 8-K of the MYR Group Inc. dated July 28, 1998.


  Yours truly,

                                          /s/ Deloitte & Touche LLP